As filed with the Securities and Exchange Commission on April 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5956993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

MCJ HOLDING CORPORATION 2007 STOCK OPTION PLAN

MRC GLOBAL INC. 2011 OMNIBUS INCENTIVE PLAN

(Full title of the plans)

Daniel J. Churay

Executive Vice President, General Counsel and Corporate Secretary

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

(877) 294-7574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,929,679 (2)	$20.73 (4)	$60,732,245.67	$6,959.92
Common Stock, par value $0.01 per share	3,250,000 (3)	$20.73 (4)	$67,372,500.00	$7,720.89
Total	6,179,679	$20.73 (4)	$128,104,745.67	$14,680.80

(1)	This Registration Statement also includes such additional number of shares of MRC Global Inc. common stock, par value $0.01 (“Common Stock”), as may be required in the event of a stock split, stock dividend or similar transaction in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the number of shares of Common Stock issuable upon the exercise of (a) currently outstanding stock options granted pursuant to the McJ Holding Corporation 2007 Stock Option Plan and (b) stock options that are expected to be granted pursuant to the McJ Holding Corporation 2007 Stock Option Plan. MRC Global Inc. was formerly known as McJ Holding Corporation.
(3)	Represents the aggregate number of shares of Common Stock available for issuance pursuant to the McJunkin Red Man Holding Corporation 2011 Omnibus Incentive Plan. MRC Global Inc. was also formerly known as McJunkin Red Man Holding Corporation.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h), based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on April 16, 2012.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

References to “us,” “our,” “we,” and “the Company” shall mean MRC Global Inc., a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below:

(a)	Our prospectus dated April 11, 2012, which was filed with the SEC on April 12, 2012 pursuant to Rule 424(b) of the Securities Act and which contains our audited financial statements for the fiscal year ended December 31, 2011;

(b)	Our Current Reports on Form 8-K filed with the SEC on January 13, 2012, February 23, 2012, March 1, 2012, March 28, 2012 and April 13, 2012; and

(c)	The description of our Common Stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on March 28, 2012 (Registration No. 001-35479).

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant’s Bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•

the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the Bylaws are not exclusive.

The registrant has entered into Indemnity Agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s Certificate of Incorporation and to provide additional procedural protections. The registrant intends to enter into amended Indemnity Agreements with its directors and officers in connection with its initial public offering. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the registrant’s Certificate of Incorporation and Bylaws and the Indemnity Agreements entered into between the registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

The registrant and its subsidiaries are covered by liability insurance policies which indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Form of Amended and Restated Bylaws of MRC Global Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of our Registration Statement on Form S-1 (File No. 333-178980) filed with the SEC on March 6, 2012).

4.2	Form of Amended and Restated Certificate of Incorporation of MRC Global Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of our Registration Statement on Form S-1 (File No. 333-178980) filed with the SEC on March 6, 2012).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 of our Registration Statement on Form S-1 (File No. 333-178980) filed with the SEC on March 28, 2012).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP

23.1*	Consent of Ernst & Young, LLP, independent registered public accounting firm

Exhibit Number	Description of Exhibit

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	McJ Holding LLC 2007 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.13.1 to the Registration Statement on Form S-4 of McJunkin Red Man Corporation (No. 333- 173035) filed with the SEC on March 24, 2011).

99.2	MRC Global Inc. 2011 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.27 the Annual Report on Form 10-K of MRC Global Inc. filed with the SEC on March 5, 2012).

*	Filed herewith.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, MRC Global Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 17th day of April, 2012.

MRC GLOBAL INC

/s/ Daniel J. Churay
By: Daniel J. Churay
Title: Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew R. Lane, James E. Braun and Daniel J. Churay, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 17, 2012

/s/ James E. Braun James E. Braun	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 17, 2012

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 17, 2012

/s/ Leonard M. Anthony Leonard M. Anthony	Director	April 17, 2012

/s/ Rhys J. Best Rhys J. Best	Director	April 17, 2012

/s/ Peter C. Boylan III Peter C. Boylan III	Director	April 17, 2012

/s/ Henry Cornell Henry Cornell	Director	April 17, 2012

/s/ Christopher A.S. Crampton Christopher A.S. Crampton	Director	April 17, 2012

/s/ John F. Daly John F. Daly	Director	April 17, 2012

/s/ Craig Ketchum Craig Ketchum	Director	April 17, 2012

/s/ Gerard P. Krans Gerard P. Krans	Director	April 17, 2012

/s/ Dr. Cornelis A. Linse Dr. Cornelis A. Linse	Director	April 17, 2012

/s/ John A. Perkins John A. Perkins	Director	April 17, 2012

/s/ H.B. Wehrle, III H.B. Wehrle, III	Director	April 17, 2012

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Form of Amended and Restated Bylaws of MRC Global Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of our Registration Statement on Form S-1 (File No. 333-178980) filed with the SEC on March 6, 2012).

4.2	Form of Amended and Restated Certificate of Incorporation of MRC Global Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of our Registration Statement on Form S-1 (File No. 333-178980) filed with the SEC on
March 6, 2012).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 of our Registration Statement on Form S-1 (File No. 333-178980) filed with the SEC on March 28, 2012).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP

23.1*	Consent of Ernst & Young, LLP, independent registered public accounting firm

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	McJ Holding LLC 2007 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.13.1 to the Registration Statement on Form S-4 of McJunkin Red Man Corporation (No. 333- 173035) filed with the SEC on March 24, 2011).

99.2	MRC Global Inc. 2011 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.27 the Annual Report on Form 10-K of MRC Global Inc. filed with the SEC on March 5, 2012).

*	Filed herewith.